SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 26, 2009
United Bankshares, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)
(304) 424-8800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On January 26, 2009, the Compensation Committee (the “Committee”) of United Bankshares, Inc. (the “Company”) met (the “Compensation Meeting”) to review the performance of the Company for 2008, to establish the 2009 base salaries for the Chief Executive Officer and the other executive officers, to determine the cash incentive awards for the Company’s executives for 2008, and to determine the number of stock options to grant to the Company’s officers and employees under the Company’s 2006 Stock Option Plan.
     The Company’s Executive Compensation program consists of three basic components: (1) base salary; (2) annual incentives; and (3) long-term incentives. The Committee is responsible for the administration of the Company’s Executive Compensation programs, which includes the granting of long-term incentives consisting of stock option awards and short-term cash incentives for all executive officers of the Company. The Committee’s Executive Compensation policies are designed to provide competitive levels of compensation that integrate compensation with the Company’s annual and long-term performance goals and assist in attracting and retaining qualified executives. The Company’s compensation policies will be discussed in detail in the Compensation Discussion & Analysis (CD&A) included in the Company’s 2009 proxy statement.
Summary of Amendment to Richard M. Adams’ Employment Contract
     The Company entered into an employment contract with Richard M. Adams, the Chairman of the Board of Directors and Chief Executive Officer of the Company effective April 11, 1986. The original term of Mr. Adams’ employment contract was five years commencing March 31, 1986, with the provision that the contract could be extended annually for one (1) year to maintain a rolling five (5) year contract.
     At the Compensation Meeting, the Committee approved the extension of Mr. Adams’ employment contract for an additional year until March 31, 2014.
Compensation of the Chief Executive Officer
     At the Compensation Meeting, the Committee determined the elements of compensation for Richard M. Adams, the Chairman of the Board of Directors and the Chief Executive Officer of the Company. In determining the compensation for Mr. Adams, the Committee considered the financial performance of the Company, information relating to compensation paid to Chief Executive Officers of peer bank holding companies, and the individual performance of Mr. Adams.
     Based upon the uncertain economic and earnings outlook for 2009 and the need to control expenses for the year, the Committee did not increase the base salary of Mr. Adams. Mr. Adams’ base salary will remain at $650,000 for the year of 2009.
     The Committee approved a short-term cash incentive of $170,625 for 2008 for Mr. Adams. The Committee reviewed the financial performance of the Company, including a composite rating of the following factors: earnings per share, stock performance, dividend increases, franchise value, unit performance, and individual objectives including risk management. Consideration was also given to cash incentive awards paid by the Peer Group (banking companies operating in the same line of business as the Company) to executive officers holding equivalent positions, and published compensation survey data. The Committee’s decision to award an incentive payment was based primarily on the Company’s strong earnings performance of 1.09% return on assets, its ability to increase the dividend for the 35th consecutive year, and the 19% increase in the stock price in 2008. The Company’s performance compared very favorably to the industry and other regional bank holding company peers. The Committee’s decision to award less than the full incentive amount was based primarily on the less than expected earnings per share performance of the Company for the year of 2008. The cash incentive will be paid on February 15, 2009.
     Finally, the Committee did not grant any stock options to any officers or employees under the Company’s 2006 Stock Option Plan. A more detailed explanation of the factors considered when determining Mr. Adams’ compensation will be set forth in the Compensation Discussion & Analysis (CD&A) in the 2009 proxy statement.
Compensation of the Named Executive Officers Other than the Chief Executive Officer
     At the Compensation Meeting, the Committee also determined the elements of compensation for the Company’s named executive officers. The Committee considered (i) the financial performance of the Company and (ii) a presentation by the Chief Executive Officer. The Chief Executive Officer based his presentation and recommendations on a composite rating of performance objectives of the named executive officers, peer group data obtained from outside consultants, and the Chief Executive Officer’s evaluation of the named executive officers.
     Based upon the uncertain economic and earnings outlook for 2009 and the need to control expenses for the year, the Committee did not increase the base salaries of the named executive officers from their respective base salary amounts for 2008. The Committee did determine the following cash incentive payments for the named executive officers of the Company who had been disclosed in the 2008 proxy statement and those who are expected to be named executive officers in the 2009 proxy statement:

2008 Cash
Name/Position	Incentive
Steven E. Wilson Executive Vice President, Chief Financial Officer, Secretary and Treasurer	$21,231

James J. Consagra, Jr. Executive Vice President	$51,012

James B. Hayhurst, Jr. Executive Vice President	$24,750

Richard M. Adams, Jr. Executive Vice President	$40,218

     In determining the cash incentive awards for the named executive officers, the Committee reviewed the financial performance of the Company, including a composite rating of the following factors: earnings per share, stock performance, dividend increases, franchise value, unit performance, and individual objectives including risk management. Consideration was also given to cash incentive awards paid by the Peer Group (banking companies operating in the same line of business as the Company) to executive officers holding equivalent positions, and published compensation survey data. The Committee’s decision to award incentive payments to the named executive officers was based primarily on the Company’s strong earnings performance of 1.09% return on assets, its ability to increase the dividend for the 35th consecutive year, and the 19% increase in the stock price in 2008. The Company’s performance compared very favorably to the industry and other regional bank holding company peers. The Committee’s decision to award less than the full incentive amounts was primarily based on the less than expected earnings per share performance of the Company and the individual’s unit performance for the year of 2008. The cash incentives will be paid on February 15, 2009.
     Finally, the Committee did not grant any stock options to any officers or employees under the Company’s 2006 Stock Option A more detailed explanation of the factors considered when determining the named executives’ compensation will be set forth in the Compensation Discussion & Analysis (CD&A) in the 2009 proxy statement.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: January 29, 2009	By:	/s/ Steven E. Wilson Steven E. Wilson, Executive Vice President,
Treasurer, Secretary and Chief Financial Officer